UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

IMPAC MORTGAGE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[IMPAC MORTGAGE HOLDINGS, INC. LETTERHEAD]

June 23, 2008

DEAR FELLOW STOCKHOLDER:

You should have received your annual report and proxy materials in connection with Impac Mortgage Holdings Annual Meeting of Stockholders to be held on July 10, 2008.

Regardless of the number of shares of IMPAC stock that you own, it is important that your shares be represented and voted at the Meeting.

Please take a moment to sign, date and mail the enclosed duplicate proxy at your earliest convenience.  You should read carefully and consider the information contained in the Proxy Statement.

Should you prefer, you may also use one of the following simple methods for promptly providing your voting instructions:

1.             Vote by Telephone.  Call the toll-free number listed for this purpose on your voting instruction form (at no cost to you).  Please have your 12-digit control number list on the form ready and follow the simple instructions.

2.             Vote by Internet:  Go to the website listed on your voting instruction form.  Please have your 12-digit control number listed on the form ready and follow the simple instructions.

TELEPHONE and INTERNET VOTING is available 24 hours a day, 7 days a week, until 11:59 p.m. (Eastern time) on Wednesday, July 9, 2008.  If you vote by telephone or via the Internet, you do not need to return your voting instruction form.

On behalf of your Board of Directors, thank you for your prompt response and your continued interest in, and support of, Impac Mortgage Holdings, Inc.

Very truly yours,

/s/ Ronald M. Morrison
Ronald M. Morrison
Secretary